SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 31, 2018

Date of Report (Date of earliest event reported)

MOMENTOUS HOLDINGS CORP.

(Exact name of Company as specified in its charter)

Nevada	333-207163	32-0471741
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 3, Floor 3, 148 Cambridge Heath Road,

London, E1 5QJ, United Kingdom

(Address of principal executive offices)

+44 744 430 1337

Registrant's telephone number, including area code

___________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 1.01 Entry into a Material Definitive Agreement

Item 2.02 Completion of Acquisition of Assets

On December 31, 2018, Momentous Holdings Corp. (“MHC”), entered into a Share Exchange Agreement with Andrew Eddy, an individual residing in Great Britain and owner of 100% of the issued and outstanding capital shares of V Beverages Limited, a company organized under the laws of the United Kingdom (the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, MHC will acquire 100% of the issued and outstanding capital shares of V Beverages Limited (the “Target Shares”). Upon the closing of the transactions under the Share Exchange Agreement, Owner will transfer and sell the Target Shares to MHC in exchange for 15,750,000 shares of MHC’s common stock, par value $0.001.

On December 31, 2018, the Board of Directors of MHC approved the Share Exchange Agreement and the issuance of 15,750,000 shares of MHC’s common stock in exchange for the Target Shares from Mr. Eddy. This transaction is therefore deemed to have been completed as of December 31, 2018.

V Beverages LImited is working with MHC and its auditors to complete an audit of V Beverages Limited’s financial statements for the last two (2) fiscal years, which will be filed with the Securities & Exchange Commission by attaching such financial statements to the an amendment to this Form 8-K immediately upon completion.

Item 3.02 Unregistered Sales of Equity Securities

As described in Items 1.01 and 2.01 above, on December 31, 2018, MHC completed the transactions contemplated by the Share Exchange Agreement. Pursuant thereto, MHC has approved the immediate issuance of 15,750,000 shares of its common stock to Mr. Eddy in exchange for the Target Shares, which consists of 100% of the issued and outstanding capital shares of V Beverages Limited. The issuance of the aforementioned 15,750,000 shares of MHC’s common stock to Mr. Eddy will result in Mr. Eddy owning approximately 35.8% of the total issued and outstanding shares of MHC.

The sale described above and more particularly described in the Share Exchange Agreement was made pursuant to the exemption from registration set forth in Regulation S, promulgated by the Securities & Exchange Commission under the Securities Act of 1933. No underwriters were utilized in connection with the sale of securities.

The issuance of these securities was to a single “non-U.S. person” (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which the Company relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended (the “Act”), as the conditions of Regulation S were met, including but not limited to the following conditions:

–	Mr. Eddy is a citizen of the United Kingdom;

–	Mr. Eddy was located in the United Kingdom at the time of the issuance of the shares; and

–	Mr. Eddy agreed to resell the shares only in accordance with Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration.

Each certificate representing the shares contains a legend that transfer of the shares is prohibited except in accordance with the provisions of Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration and the hold may engage in hedging transactions with regards to the Company’s common stock unless in compliance with the Act.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

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Item 8.01 Other Events.

On September 26, 2018, the Company’s Board of Directors approved an increase in the number of the Company’s total issued and outstanding shares of common stock by conducting a stock dividend to its shareholders where every shareholder shall receive six (6) shares of common stock for every one (1) share of common stock held by such shareholder. The share dividend will be paid on October 20, 2018, to shareholders of records as of October 12, 2018. As a result of this stock dividend, the Company’s total issued and outstanding shares will increase from 4,035,000 to 28,245,000.

The Company submitted the information relative to this stock dividend to the FINRA for processing and became effective in the market, November 20, 2018.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

10.1	Share Exchange Agreement dated December 31, 2018, entered into by and between Momentous Holdings Corp and Andrew Eddy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTOUS HOLDINGS CORP.

Date: January 7, 2019	By:	/s/ James Horan
James Horan President and CEO

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